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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): APRIL 21, 2003

                                 ---------------


                            MCK COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       000-27703                06-1555163
----------------------------           ------------          -------------------
(State or other jurisdiction           (Commission                 (IRS
 Employer of incorporation)            File Number)          Identification No.)


                117 KENDRICK STREET, NEEDHAM, MASSACHUSETTS       02494
               -----------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (617) 454-6100
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ITEM 5. OTHER EVENTS.

         On April 21, 2003, MCK Communications, Inc., a Delaware corporation ("MCK"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among MCK, Verso Technologies, Inc., a Minnesota corporation ("Verso"), and Mickey Acquiring Sub, Inc., a Delaware corporation and wholly-owed subsidiary of Verso (the "Merger Sub"), as amended by that certain First Amendment to Agreement and Plan of Merger dated as of April 21, 2003 (the "First Amendment"), pursuant to which Merger Sub will be merged with and into MCK (the "Merger"), with MCK to survive the Merger as a wholly-owned subsidiary of Verso. In connection with the Merger, an aggregate of 20,030,817 shares of Verso common stock will be issued in exchange for all of the shares of MCK common stock outstanding at the time of the Merger. No fractional shares of Verso common stock will be issued in connection with the Merger, with each fractional share of Verso common stock which would have been otherwise issued being rounded to the nearest whole number, with any fraction equal to or higher than one-half rounded to the next succeeding whole number.

         In addition, in connection with the closing of the Merger, MCK anticipates that it will declare a dividend (the "Dividend") payable to its stockholders of record immediately prior to the effective time of the Merger. MCK estimates that the aggregate amount of the Dividend will be between $27 million and $29 million , subject to adjustment in accordance with the Merger Agreement. The record date for the Dividend has not yet been set.

         Pursuant to the Merger Agreement, as amended, Verso will not assume or substitute options for any stock options outstanding and unexercised pursuant to MCK's stock option plans. MCK will take all necessary actions to ensure that each outstanding MCK employee stock option, whether vested or unvested, shall, subject to consummation of the Merger, become fully vested and exercisable and that each MCK stock option plan will terminate as of the Effective Time.

         The Merger is expected to close in the third quarter of 2003, and is subject to (1) approval by MCK's stockholders and Verso's stockholders, (2) the effectiveness of the S-4 registration statement relating to the issuance of shares of Verso common stock in the Merger to be filed by

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Verso with the Securities and Exchange Commission, and (3) satisfaction of other closing conditions set forth in the Merger Agreement, as amended. For more information regarding the terms and conditions of the Merger, including the consideration to be issued to MCK stockholders, reference is made to the Merger Agreement and the First Amendment, which are filed as Exhibits 2.1 and 2.2 hereto and incorporated by reference herein, and the press release issued by MCK announcing the Merger, dated April 22, 2003, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         2.1* Agreement and Plan of Merger dated as of April 21, 2003 among Verso Technologies, Inc., Mickey Acquiring Sub, Inc. and MCK Communications, Inc.

         2.2 First Amendment to Agreement and Plan of Merger dated April 21, 2003, among Verso Technologies, Inc., Mickey Acquiring Sub, Inc. and MCK Communications, Inc.

         99.1 Press Release of MCK Communications, Inc. announcing the acquisition of MCK by Verso, dated April 22, 2003.

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*    The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MCK Communications agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

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                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibits
-----------       -----------------------
   2.1*           Agreement and Plan of Merger dated as of April 21, 2003 among
                  Verso Technologies, Inc., Mickey Acquiring Sub, Inc. and MCK
                  Communications, Inc.

   2.2            First Amendment to Agreement and Plan of Merger dated April
                  21, 2003, among Verso Technologies, Inc., Mickey Acquiring
                  Sub, Inc. and MCK Communications, Inc.

   99.1 Press Release of MCK Communications, Inc. announcing the acquisition of MCK by Verso, dated April 22, 2003.

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*    The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MCK Communications agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MCK COMMUNICATIONS, INC.


Date: April 22, 2003                                 By: /s/ Thomas M. Nolette
                                                         -----------------------
                                                         Name: Thomas M. Nolette
                                                         Title: Acting CEO

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